Exhibit 24.1

VACCINEX, INC.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

Each of the undersigned directors and officers of Vaccinex, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Maurice Zauderer, Ph.D. and Scott E. Royer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the registration of shares of common stock, par value $0.0001 per share, of the Registrant for resale in connection with that certain Registration Rights Agreement, dated July 30, 2019, by certain selling stockholders and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

/s/ Maurice Zauderer Maurice Zauderer	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2019

/s/ Scott E. Royer Scott E. Royer	Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2019

/s/ Albert D. Friedberg Albert D. Friedberg	Chairman of the Board of Directors	August 15, 2019

/s/ Alejandro M. Berlin Alejandro M. Berlin	Director	August 15, 2019

/s/ Jacob B. Frieberg Jacob B. Frieberg	Director	August 15, 2019

/s/ J. Jeffrey Goater J. Jeffrey Goater	Director	August 15, 2019

/s/ Bala S. Manian Bala S. Manian	Director	August 19, 2019

/s/ Gerald E. Van Strydonck Gerald E. Van Strydonck	Director	August 15, 2019

/s/ Barbara Yanni Barbara Yanni	Director	August 15, 2019